   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      ----------------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                      ----------------------------------
                            FIRSTFED BANCORP, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                                            63-1048648
  (State or other jurisdiction                              (I.R.S.employer
     of incorporation or                                 identification number)
           organization)

                             1630 4TH AVENUE NORTH
                            BESSEMER, ALABAMA 35020
                                (205) 428-8472
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         B. K. GOODWIN, III, PRESIDENT
                            FIRSTFED BANCORP, INC.
                            1630 4TH AVENUE NORTH
                            BESSEMER, ALABAMA 35020
                                (205) 428-8472
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                         EDWARD B. CROSLAND, JR., ESQ.
                                  KUTAK ROCK
                         1101 CONNECTICUT AVENUE, N.W.
                         WASHINGTON, D.C. 20036-4374

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEES

Title of shares                             Proposed maximum   Proposed Maximum
     to be                 Amount to         aggregate price   aggregate price     Amount of
  registered             be registered        per share (1)    offering price (1)  registration fee
---------------------------------------------------------------------------------------------------
Common Stock, par        250,000 shares            $21.44          $5,360,000             $1,625
value $.01 per share
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Based upon the average of the bid and asked price for a share of Common Stock on the Nasdaq SmallCap Market on November 13, 1997.

PROSPECTUS
----------


                            FIRSTFED BANCORP, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                         -----------------------------
                                 COMMON STOCK
                         -----------------------------

          The Prospectus relates to shares of Common Stock, par value $.01 per share (the "Common Stock"), of FirstFed Bancorp, Inc. (the "Company") that may be purchased under the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The primary purpose of the Plan is to make available to the holders of shares of Common Stock (the "Common Shareholders") the opportunity to purchase additional shares of Common Stock through the investment of cash dividends paid on the Common Stock and optional cash payments. Optional cash payments received at least two business days prior to the tenth day of each month will be invested on such tenth day (or the next business day). As of the date hereof, the Company has authorized the issuance of 250,000 shares of Common Stock pursuant to the Plan.

          Common Shareholders may become participants in the Plan at any time by completing an Authorization Card and returning it to Reliance Trust Company, P.
O. Box 48449, Atlanta, GA 30362-1409 (the "Administrator"). Common Shareholders who do not want to become participants need not do anything and will continue to receive their usual cash dividends, when, as and if declared. Common Shareholders who have elected to participate in the Plan may terminate their participation in the Plan at any time by informing the Administrator in writing of their desire to terminate their participation in the Plan.

          The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors.

          The Common Stock is traded on The Nasdaq SmallCap Market under the Nasdaq market symbol "FFDB". On October 31, 1997, the closing sales price of the Common Stock, as reported by Nasdaq, was $22.00 per share.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM- MISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
--------------------------------------------------------------------------------

               The date of this Prospectus is November 19, 1997.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission (http://ww.sec.gov). In addition, the Company's Common Stock is traded on The Nasdaq SmallCap Market, and reports, proxy statements and other information concerning the Company also can be inspected at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

          The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement", which term shall encompass any amendments thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits to the Registration Statement, and reference to the Registration Statement and exhibits is hereby made. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. Any interested party may inspect the Registration Statement without charge at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of all or any part of it from the Commission upon payment of the fees prescribed by the Commission.

                            FIRSTFED BANCORP, INC.

          FirstFed Bancorp, Inc. is a financial institution holding company located in Bessemer, Alabama. It serves portions of the greater Birmingham metropolitan area and counties to the south and west through its financial institution subsidiaries, First Federal Savings Bank ("First Federal") and First State Bank of Bibb County ("First State"). First Federal is a first-tier subsidiary of the Company and First State is a wholly-owned subsidiary of First State Corporation ("FSC"), which is a first-tier subsidiary of the Company. At September 30, 1997, the Company had approximately $176.5 million in assets, $121.4 million in loans, net, $157.4 million in deposits and $17.0 million in shareholders' equity.

          First Federal is a federal savings bank originally chartered in 1936. First Federal offers traditional deposit and mortgage loan products, principally one-to-four family residential loans and, to a lesser extent, commercial and consumer loans. First Federal conducts its business through five offices, one each in Bessemer, Hueytown, Pelham, Hoover and Vance, Alabama.

          FSC and First State were acquired by the Company on January 2, 1996. First State is an Alabama chartered commercial bank that offers traditional deposit products and commercial, mortgage and consumer loans. First State conducts its business through three offices, one each in West Blocton, Woodstock and Centreville, Alabama.

          The Company's principal executive offices are located at 1630 Fourth Avenue North, Bessemer, Alabama 35020, and its telephone number is 1-205-428-8472.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are incorporated in and made a part of this Prospectus by reference, except as superseded or modified herein:

(i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

(ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997, and September 30, 1997; and

(iii) The description of the Common Stock contained in the Company's registration statement on Form 8-A dated October 21, 1991.

          Each document filed subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: FIRSTFED BANCORP, INC., 1630 FOURTH AVENUE NORTH, BESSEMER, ALABAMA 35020, ATTN: LYNN JOYCE 1-205-428-8472.

                            FIRSTFED BANCORP, INC.
                           1630 FOURTH AVENUE NORTH
                            BESSEMER, ALABAMA 35020
                                (205) 428-8472

                            DESCRIPTION OF THE PLAN

    The provisions of the Plan, in question and answer form, are set forth below.

PURPOSE

1.  What is the purpose of the Plan?

    The primary purpose of the Plan is to provide holders of record of shares of Common Stock the opportunity to invest cash dividends and optional cash payments in shares of Common Stock. Shares purchased under the Plan will be original issue shares, unless designated by the Board of Directors to be issued from treasury shares or purchased in the open market. The shares have the same rights with respect to dividends and voting as all shares of Common Stock. (See Questions 10, 12 and 13.) The Company anticipates utilizing the net proceeds from the sale of shares of Common Stock for general corporate purposes, including investments in the Company's subsidiaries. Cash dividends are paid on Common Stock when and as declared by the Company's Board of Directors.

ADVANTAGES

2.  What are the advantages of the Plan?

    Participants in the Plan ("Participants") may:

    * Automatically reinvest all or a portion of their Common Stock cash dividends, without payment of a service charge or brokerage commission, in Common Stock at 95% of the fair market value of the Common Stock for original issue and treasury shares. If the Board designates in the future that the shares be purchased in the open market, it would be at 100% of the fair market value and appropriate brokerage fees would be charged.

    * Invest additional cash, not less than $50 and up to $2,000 per month. (See Questions 10, 12, and 13.)

    * Invest the full amount of all cash dividends and optional cash payments, since fractional share interests may be held under the Plan.

    * Avoid safekeeping and record keeping requirements and costs through the free custodial service and reporting provisions of the Plan.

ADMINISTRATION

3.  Who administers the Plan for Participants?

    Reliance Trust Company (the "Administrator") will administer the Plan, purchase and hold shares of Common Stock acquired under the Plan, keep records, send statements of account activity to Participants, and perform other duties related to the Plan. Participants may contact the Administrator by writing to:

          FirstFed Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan c/o Reliance Trust Company
          P. O. Box 48449
          Atlanta, GA 30362-1409

or by telephoning the Administrator toll free at 1-800-241-5568.

    Shares will be registered in the name of the Administrator (or its nominees), as agent for Participants until a Participant terminates participation in the Plan or until a written request is received from a Participant for issuance of a stock certificate for all or a portion of shares held by the Administrator for such Participant, as more fully explained in the answers to Questions 15, 16 and 17.

    As record holder of shares of Common Stock held in Participants' Plan accounts, the Administrator will receive dividends on all shares held on the dividend record date, will credit such dividends to Participants' accounts on the basis of full and fractional shares held in the accounts, and will automatically reinvest all such dividends in additional shares of Common Stock. No interest will be paid on dividends pending reinvestment.

    The Administrator also acts as dividend disbursing agent, transfer agent and registrar for the Common Stock.

    The Company may adopt and amend rules and regulations regarding administration of the Plan and has the right to replace the Administrator at any time.

PARTICIPATION

4.  Who is eligible to participate in the Plan?

    All holders of record of shares of Common Stock are eligible to participate in the Plan; provided, however, if any Participants have the same social security or federal tax identification number, the maximum amount which all such Participants may invest as optional cash payments each month is limited to the maximum amount that one Participant may so voluntarily invest each month. (See Question 13.) In order to be able to participate in the Plan in their own names, beneficial owners of shares of Common Stock whose shares are registered in names other than their own must become holders of record by having their shares transferred into their own names, or appropriate arrangements must be made with the nominee in order for the beneficial owner to participate in the Plan.

    The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant's underlying shares of the Common Stock. Common Shareholders who reside in a jurisdiction in which it is unlawful for the Company to permit their participation are not eligible to participate in the Plan.

5.  How does an eligible Common Shareholder become a Participant?

    An eligible Common Shareholder may join the Plan by signing an Authorization Card and returning it to the Administrator. Where such shares are registered in more than one name (i.e., joint tenants, trustees, etc.) all registered holders must sign. Authorization Cards may be obtained at any time by written request to Reliance Trust Company, P. O. Box 48449, Atlanta, GA 30362-1409, or by telephoning toll free at 1-800-241-5568.

6.  What are a Common Shareholder's participation options?

    Participants may elect full reinvestment or partial reinvestment of cash dividends. If a Common Shareholder chooses partial reinvestment, the Common Shareholder must designate on the Authorization Card the number of whole shares for which he wishes to reinvest dividends. Dividends paid on all other shares registered in the Participant's name will be paid in cash.

7.  When may an eligible Common Shareholder join the Plan?

    An eligible Common Shareholder may join the Plan at any time. If an Authorization Card is received by the Administrator on or before the record date established for payment of a particular dividend, reinvestment of dividends under the Plan will commence with that dividend. If an Authorization Card is received after the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. The Company anticipates that the normal cash dividend record and payment dates will ordinarily occur quarterly on or about the following dates:

        Record Date             Payment Date
        --------------          ------------
        December 30             January 10
        March 30                April 10
        June 30                 July 10
        September 30            October 10

    If an Authorization Card accompanied by an optional cash payment is received by the Administrator at least two business days prior to the next purchase date, the optional cash payment will be used to purchase shares of Common Stock on that purchase date. If an Authorization Card accompanied by an optional cash payment is received by the Administrator less than two business days prior to a purchase date, the optional cash payment will be used to purchase shares of Common Stock on the next purchase date. (See Question 10.)

COSTS

8. Are there any expenses to Participants in connection with purchases under the Plan?

    Participants will incur no brokerage commissions or service charges for purchases of original issue shares and shares held in treasury made under the Plan.

    However, the Company may elect to direct the Administrator to purchase shares of Common Stock in the open market. If shares are purchased in the open market, there would be no charges to Participants other than ordinary brokerage fees.

PURCHASES

9.  How many shares of Common Stock will be purchased for Participants?

    The number of shares purchased under the Plan for each Participant will depend on the amount of each Participant's dividends and optional cash payments, and the market price of the Common Stock. Each Participant's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested under the Plan by the Participant, divided by the applicable purchase price per share of the Common Stock.

10. When and at what price will shares of Common Stock be purchased under the Plan?

    Purchases of shares with reinvested dividends will be made as of each dividend payment date. The Company's quarterly dividend payment dates will ordinarily occur on the tenth day of January, April, July, and October. Purchases of shares made with optional cash payments will be made on the tenth day of every month (or the next business day). Optional cash payments must be received at least two business days prior to a purchase date to be used to purchase shares on that purchase date. Participants may obtain the return of any optional cash payment at any time prior to two business days before a purchase date. No interest will be paid on any funds received under the Plan.

    The price of Common Stock purchased under the Plan with reinvested dividends will be 95% (if newly issued or from the Company's treasury stock) of the average bid price of the Common Stock on The Nasdaq SmallCap Market on the five business days preceding the dividend payment date, as reported in The Wall
                                                                       --------
Street Journal or other authoritative source; provided that no purchases shall
--------------
be made in the event that this price is less than the par value of the Common Stock ($.01 per share); and provided, however, that the Company may alter the discount at which shares may be purchased hereunder so as to range from 95% to 100% of the average bid prices of the Common Stock on The Nasdaq SmallCap Stock Market upon giving Participants not less than 30 days prior written notice thereof. Shares purchased in the open market will be 100% of the trade price plus any brokerage fees.

    The price of Common Stock purchased under the Plan (whether newly-issued, issued from the Company's treasury shares or purchased in the open market) with optional cash payments will be 100% of the average bid price of the Common
Stock on The Nasdaq SmallCap Market on the five business days preceding the monthly purchase date, as reported in The Wall Street Journal or other
                                      -----------------------
authoritative source; provided that no purchases shall be made in the event that this price is less than the par value of the

Common Stock ($.01 per share); and provided, however, that the Company may, upon not less than 30 days prior written notice to Participants, amend the Plan to permit a discount on shares purchased with optional cash payments.

11. Will certificates be issued for shares of Common Stock purchased under the Plan?

     Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan on behalf of a Participant will not be issued in a Participant's name. Certificates for any number of whole shares credited to a Participant's account under the Plan will be issued in the Participant's name without charge upon receipt by the Administrator of a written request therefor from the Participant. Upon issuance of a certificate for whole shares credited to a Participant's account, dividends on the shares evidenced by such certificate will continue to be automatically reinvested under the Plan. Certificates representing fractional share interests will not be issued under any circumstances. (See Question 17.)

OPTIONAL CASH PAYMENTS

12.  How may optional cash payments be made?

     Optional cash payments may be made only by Common Shareholders who are Participants under the Plan. An optional cash payment may be made by enclosing a check or money order payable to "Reliance Trust Company, Agent" together with an Authorization Card or with an Optional Cash Payment Form provided at the bottom of a Plan account statement referred to in Question 14 below and mailing them to the Administrator. Optional cash payments must be received at least two business days prior to each monthly purchase date. (See Question 10.)

13.  What are the limitations on making optional cash payments?

     The same amount of money does not need to be sent each month, and a Participant is under no obligation to make an optional cash payment in any month. Any optional cash payments, however, must not be less than $50 per payment, nor may such payments by any Participant aggregate more than $2,000 in any calendar month, subject to the right of the Company from time to time to change such amounts or to eliminate optional cash payments upon giving Participants in the Plan not less than 30 days prior written notice of the effective date of such change; provided, however, any such change shall not occur more often than once every three months.

    Optional cash payments will be returned to a Participant upon written request received by the Administrator at any time prior to two business days before the next purchase date.

    Optional cash payments do not constitute deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. Under no circumstances will interest be paid on optional cash payments.

REPORTS TO PARTICIPANTS

14.  What reports will be sent to Participants?

     As soon as practicable after each purchase made under the Plan on behalf of a Participant, the Participant will receive a statement showing the amount invested, the purchase price, the number of shares purchased, and other information regarding the status of the Participant's account as of the date of such statement. Each Participant is responsible for retaining these statements
                ----------------------------------------------------------------
in order to establish the cost basis of his shares purchased under the Plan for
--------------------------------------------------------------------------------
tax purposes.
------------

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

15.  How may a Participant withdraw shares purchased under the Plan?

     A Participant may withdraw all or any portion of the whole shares of Common Stock held in the Participant's account under the Plan by notifying the Administrator in writing to that effect. The notice should be sent to Reliance Trust Company, P. O. Box 48449, Atlanta, GA 30362-1409. A certificate for the whole shares so withdrawn will be issued in the name of and mailed to the Participant. In no case will certificates for fractional share interests be issued. (See Question 17.)

TERMINATION OF PARTICIPATION

16.  How may a Participant's participation in the Plan be terminated?

     A Participant may terminate participation in the Plan at any time by notifying the Administrator in writing to that effect. Any notice of termination received by the Administrator between a dividend record date and payment date will not be effective insofar as that dividend is concerned; the termination notice will become effective immediately after that dividend has been reinvested. Any such termination notice should be sent to Reliance Trust Company, P. O. Box 48449, Atlanta, GA 30362-1409. The Company may also terminate a Participant's participation in the Plan by giving written notice to that effect to a Participant at any time; however, if such notice is given between a dividend record date and payment date, such termination shall not be effective insofar as that dividend is concerned.

17. What happens to the whole shares and any fractional share interest in a Participant's account when a Participant's participation in the Plan is terminated?

     Upon termination of a Participant's participation in the Plan, a certificate for the number of whole shares in the Participant's account will be issued in the name of and mailed to the Participant. In lieu of issuing a certificate for any fractional share interest remaining in a terminated Participant's account, the fractional share interest will be liquidated based on the then current market price for the Common Stock, and a check for the net proceeds resulting from such liquidation will be mailed to the Participant.

    Upon termination of participation in the Plan, a Participant may send a written request to the Administrator that the whole shares in a Participant's account be sold. The Administrator will make such a sale for the Participant's account as soon as possible after processing the request for termination. The Participant will receive the proceeds, less any brokerage fees, from the sale of the whole shares, as well as the cash value of any fractional shares.

OTHER INFORMATION

18.  How does the Plan's share safekeeping feature work?

     At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's share safekeeping service, Participants no longer bear the risk associated with loss, theft or destruction of share certificates.

     Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. The certificates should not be endorsed. It is recommended that Participants use registered, insured mail when mailing certificates to the Administrator.

19. What happens to a Participant's Plan account if all shares registered in the Participant's name are transferred or sold?

     If a Participant disposes of all shares of Common Stock registered in the Participant's name on the shareholder records of the Company without terminating participation in the Plan, the Administrator will continue to reinvest dividends payable on the shares of Common Stock held in the Participant's Plan account until such time as the Participant's participation in the Plan is terminated. (See Question 16.)

20. What happens if the Company has a Common Stock rights offering, stock dividend or stock split?

     Any Common Stock dividend or stock split issued by the Company will be credited to the accounts of Participants based on the number of shares (including fractional share interests) held in such accounts on the record date for such dividend or split. In the event the Company makes available to Common Shareholders, rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held in their accounts on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

21.  How will a Participant's Plan shares be voted at a meeting of shareholders?

     On the record date for a meeting of shareholders whole and fractional shares credited to a Participant's account under the Plan will be added to the shares registered in the Participant's name on the shareholder records of the Company and the Participant will receive one proxy covering the total of such shares, which proxy will be voted as the Participant directs; or, if a Participant so elects, the Participant may vote all of such shares in person at the shareholders' meeting.

22.  May a Participant transfer the ownership of the Shares in his Plan account?

     If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to another person, whether by gift, private sale, or otherwise, the Participant may effect such transfer by mailing a properly completed Share Transfer Form shown on the reverse side of the Plan account statement or an executed stock power to the Administrator. Transfers must be made in whole share amounts. Requests for transfer are subject to the same requirements as for transfer of Common Stock certificates generally, including the requirement of a medallion stamp guarantee on the stock power. Share Transfer Forms and Stock Power Forms are available from the Administrator.

     Once shares in a Plan account are transferred, the transferee must obtain an Authorization Card from the Administrator to enroll the shares in the Plan. Transferred shares will not be automatically enrolled in the Plan. The transferee may send the Authorization Card to the Administrator at the same time as the transferor submits the Share Transfer Form and the Stock Power Form to effectuate the transfer.

23.  What are the federal income tax consequences of participation in the Plan?

     Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

     REINVESTED DIVIDENDS. In the case of reinvested dividends, the Participant must include in gross income a dividend amount equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of the Common Stock on the relevant dividend payment date. The Participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date. Shares purchased at a discount have a greater fair market value than the cash dividend that could have been received in lieu thereof.

     OPTIONAL CASH PAYMENTS. The Participant's basis in shares acquired with optional cash payments will be the price actually paid by the Participant for such shares. If, however, the Company were to modify the Plan to permit a discount on the purchase price of shares purchased with optional cash payments, the amount of the discount, as determined by the difference between the fair market value of the Common Stock received and the amount of cash paid for it, will be treated as a dividend for tax purposes.

     ADDITIONAL INFORMATION. The holding period for the Plan shares will begin the day after the date the shares are acquired.

     A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan shares or for a fractional share interest held for such Participant's account will realize gain or loss measured by the difference between the amount of the cash received and the Participant's basis in such shares or fractional share.

     THE ABOVE IS INTENDED ONLY AS A GENERAL DISCUSSION OF THE CURRENT FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL AND STATE INCOME TAX CONSEQUENCES (INCLUDING THE EFFECTS OF ANY CHANGES IN LAW) OF THEIR INDIVIDUAL PARTICIPATION IN THE PLAN.

24. Will the shares purchased under the Plan be listed on The Nasdaq SmallCap Market?

     The Company will take all steps necessary to seek approval of the shares for quotation on The Nasdaq SmallCap Market, subject to official notice of issuance. The Company shall give such notice to Nasdaq as may be required to permit the listing of the Common Stock issued in connection with the Plan.

25. What are the responsibilities of the Company and the Administrator under the Plan?

     Neither the Company nor the Administrator shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt by the Administrator of notice in writing of such death, (ii) with respect to the price at, or terms upon which, shares of Common Stock may be purchased under the Plan or the times such purchases may be made, or (iii) with respect to any fluctuation in the market value of the Common Stock before, at or after the time any such purchases may be made, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth hereunder. The terms and conditions of the Plan shall be governed by the laws of the State of Alabama.

26.  Who bears the risk of market fluctuations in the price of the Common Stock?

     A Participant's investment in shares held in a Plan account is no different than an investment in shares not held in a Plan account. Each Participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares.

     Neither the Company nor the Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price. Each Participant should recognize that neither the Company nor the Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

27.  May the Plan be changed or discontinued?

     The Company reserves the right to modify, suspend or terminate the Plan at any time. Participants will be notified of any such modification, suspension or termination.

28.  How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan will be determined by the Company, and such determination shall be final.

29.  Who should be contacted with questions about the Plan?

     The Administrator:

        FirstFed Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan c/o Reliance Trust Company
        P. O. Box 48449
        Atlanta, GA 30362-1409
        1-800-241-5568 (between 9:00 a.m. and 5:00 p.m., eastern time)

     The Company:

        FirstFed Bancorp, Inc.
        Attn:  Lynn Joyce
        1630 Fourth Avenue North
        Bessemer, AL 35020
        1-205-428-8472 (between 9:00 a.m. and 4:00 p.m., central time)

                                USE OF PROCEEDS

     The Company is unable to predict either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. The Company will use the net proceeds of this offering for general corporate purposes, which may include contributions to First Federal and/or First State to increase their capital and permit additional growth in their assets. The Company is unable to indicate the amount of the net proceeds that will be devoted to any particular purpose.

                                INDEMNIFICATION

     The Delaware General Corporation Law (the "DGCL") provides for indemnification of directors and officers of the Company in certain circumstances. In addition, the DGCL grants to the Company the power to indemnify its directors and officers against liability for certain of their acts.

     The Certificate of Incorporation of the Company provides for indemnification of directors and officers of the Company to the fullest extent authorized by the DGCL against liability for certain of their acts.

     The Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for acts or omissions not in good faith or which involve intentional misconduct or any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (i.e., liability of directors for unlawful payments of dividends or unlawful stock purchase or redemption), or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     Directors and officers liability insurance has been obtained by the Company, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission. In addition, the Company has entered into Indemnification Agreements with all of the Company's directors and with certain officers of the Company and First Federal.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXPERTS

     The audited consolidated financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     Certain legal matters, including, among other things, the validity of the shares of Common Stock offered hereby, has been passed upon by Kutak Rock, special counsel to the Company.

No person has been authorized to give any information or to make any representations other than as contained or incorporated by reference in this Prospectus, and if given or made, any such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished herein or since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer.

    TABLE OF CONTENTS
                                                        Page
                                                        ----

AVAILABLE INFORMATION.................................   2
FIRSTFED BANCORP, INC.................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....   3
DESCRIPTION OF THE PLAN...............................   4
USE OF PROCEEDS.......................................  13
INDEMNIFICATION.......................................  13
EXPERTS...............................................  14
LEGAL MATTERS.........................................  14

                      -----------------




                            FIRSTFED BANCORP, INC.





                             DIVIDEND REINVESTMENT
                                   AND STOCK
                                 PURCHASE PLAN






                                250,000 SHARES
                                 COMMON STOCK


                        ------------------------------
                                  PROSPECTUS
                        ------------------------------






                              NOVEMBER  19, 1997

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    SEC registration fee...............   $ 1,625
*   Printing and Word processing.......   $ 3,000
*   Legal fees and expenses............   $ 8,000
*   Accounting fees and expenses.......   $ 2,000
*   Blue Sky filing fees and expenses
         (including counsel fees)......   $ 2,000
*   Other expenses.....................   $ 1,000
                                          -------
     Total.............................   $17,625
                                          =======
-------------------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW

  Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

  SECTION 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in additional to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

RESTATED CERTIFICATE OF INCORPORATION

  The Company's Restated Certificate of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured on indemnified against liability which they may incur in their capacities.

  TENTH:

(A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(B) The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

(C) If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expense ) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not made any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

(D) The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

(E) The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(F) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

  ELEVENTH:

  A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorized corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

INSURANCE

  The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of its Restated Certificate of Incorporation. The Company has purchased such insurance.

INDEMNIFICATION AGREEMENTS

  The Company has entered into Indemnification Agreements (the "Indemnification Agreements") with all of the Company's directors and with certain officers of the Company and First Federal Savings Bank (the "Bank"). The Indemnification Agreements provide for retroactive as well as prospective indemnification to the fullest extent permitted by law against any and all expenses (including attorneys' fees and all other costs and obligations), judgments, fines, penalties and amounts paid in settlement in connection with any claim or proceeding arising out of the indemnitee's service as an officer or director. The Indemnification Agreements also provide for the prompt advancement of expenses to the director or officer in connection with investigating, defending or being a witness or participating in any proceeding. The Indemnification Agreements further provide a mechanism through which the director or officer may seek court relief in the event the Company's Board of Directors (or other person appointed by such Board) determines that the director or officer would not be permitted to be indemnified under applicable law. The Indemnification Agreements impose on the Company the burden of proving that the director or officer is not entitled to undemnification in any particular case.

  The Indemnification Agreements provide that a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any 24-consecutive-month-period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets. In the event of a potential Change of Control, the director or officer may require the Company to establish a trust in an amount sufficient to cover the anticipated claims under the agreement. Following a Change in Control, all determinations regarding a right to indemnity and a right to advancement of expenses shall be made by independent legal counsel to be selected by the director or officer and approved by the Board.

  While not requiring the maintenance of directors' and officers' liability insurance, the Indemnification Agreements require that the directors and officers be provided with maximum coverage if there is such a policy. Further, the Indemnification Agreements provide that if the Company pays a director or officer pursuant to an Indemnification Agreement, the Company will be subrogated to such director's or officer's rights to recover from third parties.

ITEM 16.  EXHIBITS.

  The exhibits filed as part of this Registration Statement are as follows:

  Exhibit
  Number      Description
  ------      -----------

   4.1 FirstFed Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan is set in full in the Prospectus, to which reference is made.

   4.2    Dividend Reinvestment and Stock Purchase Plan Authorization Card.

    5 Opinion of Kutak Rock with respect to the validity of Common stock being registered.

  23.1    Consent of Independent Accountants.

  23.2 Consent of Kutak Rock (Contained in their opinion filed as Exhibit 5 hereto.)

  24 Power of Attorney of certain directors and officers of the Company (included in the signature page to this Registration Statement).

  99      Letter to Shareholders.


ITEM 17.  UNDERTAKINGS

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bessemer, Alabama as of November 14, 1997.

                             FIRSTFED BANCORP, INC.

                             By:    /s/ B.K. Goodwin, III
                                   -----------------------------------------
                                   B. K. Goodwin, III
                                    Chairman, President and Chief Executive
                                    Officer (Duly Authorized Representative)

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities indicated, as of November 14, 1997.

  We, the undersigned directors and officers of the registrant, hereby severally constitute and appoint B.K. Goodwin, III our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the registrant's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any all amendments (including post-effect amendments) thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.

SIGNATURE                        TITLE


  /s/ B. K. Goodwin, III         Chairman, President and Chief
------------------------         Executive Officer
B. K. Goodwin, III               (Principal Executive Officer and Director)


  /s/ Lynn J. Joyce              Vice President, Secretary and Treasurer
------------------------         (Principal Financial and Accounting Officer)
Lynn J. Joyce


  /s/ Fred T. Blair              Director
------------------------
Fred T. Blair

  /s/ A.W. Kuhn                  Director
------------------------
A. W. Kuhn


  /s/ James B. Koikos            Director
------------------------
James B. Koikos


  /s/ Malcolm E. Lewis           Director
------------------------
Malcolm E. Lewis


  /s/ E. H. Moore, Jr.           Director
------------------------
E. H. Moore, Jr.


  /s/ James E. Mulkin            Director
------------------------
James E. Mulkin


  /s/ Robert E. Paden            Director
------------------------
Robert E. Paden


  /s/ G. Larry Russell           Director
------------------------
G. Larry Russell

                                 EXHIBIT INDEX


Sequential
  Exhibit      Description
----------     -----------

Exhibit 4.1 FirstFed Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan is set forth in full in the Prospectus, to which reference is made.

Exhibit 4.2    Dividend Reinvestment and Stock Purchase Plan Authorization Card.

Exhibit 5 Opinion of Kutak Rock with respect to the validity of the Common Stock being registered.

Exhibit 23.1   Consent of Arthur Andersen LLP, independent auditors.

Exhibit 23.2 Consent of Kutak Rock (Contained in their opinion filed as Exhibit 5 hereto).

Exhibit 99     Letter to Shareholders.